Exhibit 32.1

1350 Certification of Chief Executive and Chief Financial Officer

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Med-Emerg International Inc. (the "Company") on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Ramesh Zacharias Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1)      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 30, 2005

By: /s/ Dr. Ramesh Zacharias
Name: Dr. Ramesh Zacharias
Title: Chief Executive Officer